EXHIBIT 99.1

Premier Exhibitions Reports Fiscal 2013 First Quarter Results

ATLANTA, July 11, 2012 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the fiscal 2013 first quarter ended May 31, 2012.

Comparing the first fiscal quarter ending May 31, 2012 with the prior year first fiscal quarter:

  Total revenue increased 17.9% to $11.5 million compared to $9.7 million in the first quarter of fiscal 2012. The growth in revenue was due to an increase in the number of exhibitions and operating days, coupled with higher average attendance and higher merchandise sales. These factors were offset partially by lower average ticket prices.
  Gross profit increased 13.3% to $6.3 million from $5.5 million in last year's first fiscal quarter, primarily due to the increase in merchandise and management fee revenues.
  Net income was $1.2 million, or $0.02 per diluted share, compared to net income of $1.1 million, or $0.02 per diluted share in last year's first fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $2.3 million, consistent with prior year results.
  Total exhibition days increased 12.2% to 1,361.
  Average attendance per exhibition day was 605 compared with average attendance of 551 in last year's first fiscal quarter.
  Average ticket prices decreased 7.6% to $15.06, as compared with an average ticket price of $16.29 in the first quarter of fiscal 2012.
  General and administrative expenses increased 15.4% to $3.9 million, compared with $3.4 million in last year's first fiscal quarter, as the Company incurred higher professional fees related to the Arts and Exhibitions International, LLC acquisition and higher severance and bonus related expenses. The Company estimates non-recurring items within general and administrative expenses were approximately $450 thousand during the period.
  On May 31, 2012, the Company had total cash and marketable securities of $5.1 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "We are encouraged by our first quarter results and expect this will position Premier for a strong fiscal 2013. While we continue to identify opportunities to further reduce costs where appropriate, this year we have focused our resources on generating higher ticket and merchandising sales. Our professionals are also now more directly accountable for delivering on their specific projections and contributing to overall corporate profitability, which is critical to both generating and sustaining the level of performance that our shareholders deserve."

Samuel Weiser, Premier's President and Chief Executive Officer, continued, "The recent acquisition of AEI solidified Premier as an industry leader in the development and exhibition of unique content for education, entertainment, and brand extension, positioning the Company to move forward following the monetization of the Titanic assets."

Arts and Exhibitions International, LLC Acquisition

On April 20, 2012, Premier Exhibition Management LLC and its wholly owned subsidiary, PEM Newco, LLC, both subsidiaries of the Company, entered into a purchase agreement with AEG Live LLC, AEG Exhibitions LLC, and Arts and Exhibitions International, LLC pursuant to which Newco purchased substantially all of the assets of Arts and Exhibitions International, LLC ("AEI").

The assets purchased include the rights and tangible assets relating to four currently touring exhibitions known as "King Tut II," "Cleopatra," "America I Am" and "Real Pirates."  The acquired assets include rights agreements with the artifact and intellectual property owners for the exhibitions, museum/venue agreements for existing exhibition venues, sponsorship agreements, a warehouse lease and an office lease. In addition, the acquired assets include intellectual property related to proposed future exhibitions to be further developed and produced.

The Company is now operating these additional properties under its exhibition management subsidiary and recognized $111,000 in AEI management fees during the first fiscal quarter of 2013.

The transaction entailed no upfront cash outlay by Premier other than the transaction costs incurred for investment bankers, attorneys and accountants, which are reflected in general and administrative expenses for the fiscal first quarter of 2013.  In addition, the transaction was non-dilutive with respect to current shareholders' interest in the Titanic assets.

Monetization of Titanic Assets Update

As previously communicated, Premier intends to maximize the ultimate value of the Titanic artifacts collection along with related intellectual property and intangibles for shareholders in a tax-efficient, judicious, and disciplined manner.

Negotiations and due diligence are being conducted in strict confidence due to the complexity of the issues involved. Therefore, tomorrow's conference call will be focused on first quarter earnings and the recent AEI transaction.

Fiscal First Quarter 2013 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on July 12, 2012, at 9:00 am. (EDT).  Investors in the U.S. can access the call by dialing 1-800-533-9703 and international callers may dial 1-785-830-1926. Callers should reference confirmation id number 1564456. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

The Premier Exhibitions, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12992

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	May 31, 2012	February 29, 2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 4,691	$ 2,344
Certificates of deposit and other investments	405	405
Accounts receivable, net of allowance for doubtful accounts of $311	1,507	1,390
Merchandise inventory, net of reserve of $28 and $22, respectively	1,383	1,082
Deferred income taxes	44	44
Income taxes receivable	50	246
Prepaid expenses	8,718	1,078
Other current assets	121	88
Total current assets	16,919	6,677

Artifacts owned, at cost	2,968	2,990
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $15,073 and $14,183 respectively	13,146	10,298
Exhibition licenses, net of accumulated amortization of $5,919 and $5,470, respectively	2,179	2,228
Film and gaming assets, net of accumulated amortization of $206 and $175	3,127	3,158
Other receivables, net of allowance for doubtful accounts of $296 and $206, respectively	14	15
Long-term exhibition costs	618	--
Subrogation rights	250	250
Total Assets	$ 39,222	$ 25,617

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 5,082	$ 4,710
Deferred revenue	2,285	2,254
Current portion of notes payable	4,351	505
Total current liabilities	11,718	7,469

Long-Term liabilities:
Lease abandonment	2,253	2,397
Deferred income taxes	44	44
Long-term portion of notes payable	3,636	575
Total long-term liabilities	5,933	3,016

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 47,957,927 and 47,883,927 shares, respectively; outstanding 47,955,918 and 47,881,918 shares, respectively	5	5
Additional paid-in capital	52,844	52,479
Accumulated deficit	(35,650)	(36,866)
Accumulated other comprehensive loss	(480)	(485)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	16,718	15,132
Equity Attributable to Non-controlling interest	4,853	--
Total liabilities and shareholders' equity	$ 39,222	$ 25,617

		Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)
	Three Months Ended May 31,
	2012	2011
Revenue:
Exhibition revenue	$ 8,989	$ 8,671
Merchandise and other	2,310	1,053
Management fee	111	--
Film revenue	50	--
Total revenue	11,460	9,724

Cost of revenue:
Exhibition costs	4,390	3,848
Cost of merchandise sold	798	338
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	5,188	4,186

Gross profit	6,272	5,538

Operating expenses:
General and administrative	3,936	3,412
Depreciation and amortization	914	1,055
Total operating expenses	4,850	4,467

Income from operations	1,422	1,071

Other income (expense)	(41)	7

Income before income taxes	1,381	1,078

Income tax expense	112	--

Net income	1,269	1,078
Less: Net (income) loss attributable to non-controlling interest	(53)	25
Net income attributable to the shareholders of Premier	$ 1,216	$ 1,103

Net income per share:
Basic income per common share	$ 0.03	$ 0.02
Diluted income per common share	$ 0.02	$ 0.02

Shares used in basic per share calculations	47,938,614	47,240,449
Shares used in diluted per share calculations	49,095,207	47,962,112

Comprehensive Income	$ 1,222	$ 1,122

		Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended May 31,
	2012	2011
Cash flows from operating activities:
Net income	$ 1,269	$ 1,078

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	914	1,055
Lease abandonment	(144)	(168)
Stock-based compensation	230	182
Allowance for doubtful accounts	90	--
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(117)	926
(Increase)/decrease in merchandise inventory, net of reserve	(301)	68
Decrease in notes receivable	--	200
Decrease in prepaid expenses	95	227
(Increase)/decrease in other assets	(33)	76
Decrease in income taxes receivable	196	--
Increase in other receivables	(89)	--
Increase/(decrease) in deferred revenue	31	(993)
Increase/(decrease) in accounts payable and accrued liabilities	372	(1,422)
Total adjustments	1,244	151
Net cash provided by (used in) operating activities	2,513	1,229

Cash flows from investing activities:
Purchases of property and equipment	(174)	(346)
Decrease in artifacts	22	8
Non-controlling investment in consolidated joint venture	--	25
Net cash used in investing activities	(152)	(313)

Cash flows from financing activities:
Proceeds from option and warrant exercises	136	5
Payments on notes payable	(156)	--
Net cash (used in) provided by financing activities	(20)	5

Effects of exchange rate changes on cash and cash equivalents	6	22

Net increase in cash and cash equivalents	2,347	943
Cash and cash equivalents at beginning of period	2,344	3,764
Cash and cash equivalents at end of period	$ 4,691	$ 4,707

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 20	$ --
Cash paid during the period for taxes	$ (120)	$ 28
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ 3
Receivable from non-controlling interest	$ 11,917	$ --
Non-cash change in notes payable, net	$ (24)	$ --

		Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	May 31, 2012	May 31, 2011
	1Q13	1Q12

Net income	$ 1,269	$ 1,078
Income tax expense	(112)	--
Other (income)/expense	41	(7)
Depreciation and amortization	914	1,055
Stock-based compensation	231	182
Adjusted EBITDA(1)	$ 2,343	$ 2,308

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

		Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	May 31, 2012	May 31, 2011
	1Q13	1Q12

Compensation, excluding stock-based compensation	$ 1,748	$ 1,466
Stock-based compensation	231	182
Legal and other professional fees	1,074	562
Rent and other office expenses	308	336
Other	575	866
General & Administrative expense	$ 3,936	$ 3,412

		Table 6
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	May 31, 2012	May 31, 2011
	1Q13	1Q12

Admissions revenue	$ 7,513	$ 7,613
Non-refundable license fees for current exhibitions	1,476	1,058
Total exhibition revenues	$ 8,989	$ 8,671

Key Non-financial Measurements
Number of venues presented	18	17
Total operating days	1,361	1,213
Total attendance (in 000's)	824	669
Average attendance per day	605	551
Average ticket price per pre-partner split	$ 15.06	$ 16.29
Average merchandise sales per ticket sold	$ 2.30	$ 1.57

These key non-financial measurements do not include the AEI properties
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com